UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 14, 2017

THE CHEFS’ WAREHOUSE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other Jurisdiction of Incorporation)	001-35249 (Commission File Number)	20-3031526 (IRS Employer Identification No.)
100 East Ridge Road Ridgefield, Connecticut (Address of Principal Executive Offices)		06877 (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events
Completion of Public Offering
On December 19, 2017, the Company issued a press release announcing the completion of its public offering (the “Offering”) of 1,900,000 shares of its common stock, par value $0.01 per share, to Jefferies LLC (the “Underwriter”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333- 211827) (the “Registration Statement”), and a prospectus supplement dated December 14, 2017 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Underwriting Agreement

In connection with the Offering, on December 14, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Underwriter. The Underwriting Agreement is filed herewith as Exhibit 1.1, and the description and terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  The Underwriting Agreement is incorporated by reference into the above referenced Registration Statement.  A copy of the opinion of Shearman & Sterling LLP relating to the legality of the issuance and sale of the shares of common stock in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits
 (d) Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K:
Exhibit No.	Description
1.1	Underwriting Agreement dated as of December 14, 2017
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
99.1	Press Release dated December 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date:  December 19, 2017